SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                             SBC COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                 43-1301883
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                                 175 E. HOUSTON
                            SAN ANTONIO, TEXAS 78205
                        TELEPHONE NUMBER: (210) 821-4105

If this form relates to the               If this form relates to the
registration of a class of securities     regiatration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is efective              Exchange Act and is effective
pursuant to General Instruction           pursuant to General Instruction
A.(c), check the following box. [X]       A.(d), check the following box. [ ]

Securities Act registration statement file number to which this
form relates:                                                    33-56909 and
                                                                 333-36926
                                                                 (if applicable)



        Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class                Name of each exchange on which
             to be so registered                each class is to be registered
 7.00% PUBLIC INCOME NOTES (PINES) DUE 2041        NEW YORK STOCK EXCHANGE

     Securities to be registered pursuant to Section 12(g) of the Act: NONE

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

     The Registrant will file with the Securities and Exchange commission (the "Commission") pursuant to Rule 424(b)(2) under the Securities Act of 1933 ("Rule 424(b)(2)") a prospectus supplement, dated June 6, 2001, relating to the Securities to be registered hereunder (the "Prospectus Supplement") including the prospectus (the "Prospectus") included in the Registrant's Registration Statement on Form S-3 (File Nos. 33-56909 333-36926) filed with the Commission on December 16, 1994 and May 12, 2000 and declared effective by the Commission on May 25, 2000. The Registrant incorporates by reference the Prospectus Supplement and the Prospectus to the extent set forth below.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The material set forth in (i) the section captioned "Description of Debt Securities We May Offer" in the registrant's registration statement on Form S-3 (No. 333-36926) and (ii) the section "Description of the PINES" in the Prospectus Supplement, dated June 6, 2001, to the registrant's Prospectus, dated May 25, 2000, are incorporated herein by reference.

ITEM 2.  EXHIBITS.

     1. Indenture, dated as of November 1, 1994 (the "Indenture"), between SBC Communications Inc. and The Bank of New York, as Trustee (the "Trustee"), incorporated herein by reference to Exhibit 4-a to the registrant's registration statement on Form S-3 filed on December 16, 1994 (No. 33-56909).

     2. Form of SBC Communications Inc.'s 7.00% Public Income NotES (PINES(R)) due 2041.

                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: June 7, 2001                   SBC COMMUNICATIONS INC.



                                     By: /s/ Michael J. Viola
                                         ----------------------------
                                         Michael J. Viola
                                         Vice President and Treasurer